NEWS	Exhibit 99.1

Raptor Pharmaceuticals Corp. Enters Agreements to Advance Clinical Pipeline

Acquires Rights from UCSD to Develop Cysteamine for the Treatment of NASH

Enters Convivia™ Formulation and Manufacturing Agreement with Patheon Pharmaceuticals

Novato, California, March 19, 2008– Raptor Pharmaceuticals Corp. (“Raptor” or the “Company”) (OTC Bulletin Board: RPTP), today announced that its clinical development subsidiary, Bennu Pharmaceuticals Inc. (“Bennu”), has acquired an exclusive worldwide license to intellectual property from the University of California, San Diego (“UCSD”) around the use of Cysteamine, and Delayed Release Cysteamine (“DR Cysteamine”) for the treatment of Non-alcoholic Steatohepatitis (“NASH”). In collaboration with doctors from UCSD School of Medicine, Bennu plans to initiate a Phase 2a clinical study of DR Cysteamine in NASH patients in 2008.

NASH is a form of progressive liver disease resulting from triglyceride fat accumulation in vacuoles of the liver cells, which causes decreased liver function and potentially leads to cirrhosis and liver failure. Cysteamine is currently approved by the FDA for the management of nephropathic cystinosis (“cystinosis”), a genetic lysosomal storage disease characterized by the poor transport of cystine out of lysosomes.

Ted Daley, President of Bennu stated, “We are delighted to extend our relationship with UCSD. Additional rights to Cysteamine in NASH complement our license to DR Cysteamine for cystinosis and neurodegenerative diseases. In addition to our ongoing clinical trial in cystinosis, we look forward to initiating a clinical trial of DR Cysteamine in NASH patients in 2008.”

In a separate announcement, Raptor said that Bennu has entered into a formulation and manufacturing agreement for its Convivia™ product candidate with Patheon Pharmaceuticals Inc. (“Patheon”), of Cincinnati, Ohio. Under terms of the agreement, Patheon will provide Bennu’s proprietary oral formulation of 4-methylpyrazole (“4-MP”) for usage in clinical studies, which Bennu plans to initiate in the second half of 2008.

Convivia™ is a proprietary, oral formulation of 4-MP currently in development for the treatment of ALDH2 Deficiency, which is a metabolic disorder characterized by the inabilitiy to tolerate alcoholic beverages. Especially prevalent in East Asian populations, ALDH2 deficiency is associated with increased risk of digestive tract cancers and other serious health disorders in affected persons who drink alcoholic beverages.

About NASH

NASH is a form of progressive liver disease characterized by the accumulation of fat in the liver. It is often diagnosed in people who are overweight, have diabetes or show abnormal serum lipid profiles. The disorder is believed to affect 2 to 5% of the U.S. population. NASH results from fat accumulation in vacuoles of the liver cells resulting in inflammation, which, if allowed to progress may ultimately lead to cirrhosis and liver failure. NASH has most commonly been diagnosed in obese adults, who are insulin resistant, but can also occur in children, the elderly, normal-weight, and non-diabetic persons.

NASH accounts for about 10% of newly diagnosed cases of chronic liver disease. The disorder ranks as one of the leading causes of cirrhosis in the United States, following hepatitis C and alcoholic liver disease. Characteristics of the disease include abnormal levels of liver enzymes in the serum, liver cell injury, and inflammation, fibrosis, and excess fat storage in the liver. Though most people with NASH feel healthy and show no outward signs of liver disease, the progressive nature of NASH can lead to cirrhosis and end-stage liver disease, which may require liver transplantation.

About Raptor Pharmaceuticals Corp.

Raptor Pharmaceuticals Corp.’s business consists of two segments: its 100% ownership of development stage biotechnology company Raptor Pharmaceutical Inc. (“Raptor Inc.”); and its 100% ownership of clinical-stage development company Bennu Pharmaceuticals Inc. Raptor Inc. bioengineers novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein (“RAP”) and related proteins, while Bennu advances clinical-stage product candidates towards marketing approval and commercialization.

Raptor Inc.’s preclinical programs target cancer, neurodegenerative disorders and infectious diseases. HepTide™ is designed to utilize engineered RAP-based peptides conjugated to drugs to target their delivery to the liver to potentially treat primary liver cancer and hepatitis. In neurodegenerative diseases, engineered RAP peptides called NeuroTrans™ are currently undergoing evaluation at Stanford University in cell culture and preclinical models for their ability to enhance the transport of molecules from blood to brain. In an effort to protect its novel approach, Raptor Inc. currently has five patent applications in review in the U.S., and countries in Europe and Asia, as well as two provisional patent applications licensed from Washington University. In addition, Raptor Inc. has submitted two new provisional patent applications in the U.S., the first of which covers a new family of RAP peptides, and the second application to further support and expand its coverage in specific disease indications.

Bennu executes the clinical development of internal product candidates and in-licensed candidates that are: 1) new chemical entities in mid-to-late stage clinical development; 2) currently approved drugs with potential efficacy in additional indications; and 3) treatments that Bennu could repurpose or reformulate as potentially more effective or convenient treatments for their currently approved indications. Bennu’s initial clinical programs include the treatment of aldehyde dehydrogenase (“ALDH2”) deficiency and nephropathic cystinosis.

For additional information, please visit www.raptorpharma.com.

About Patheon Pharmaceuticals Inc.

Patheon (TSX:PTI) is a leading global provider of drug development and manufacturing services to the international pharmaceutical industry. The Company operates a network of 12 facilities in the United States, Canada and Europe, employing more than 4,650 people and serving a global client base of 250 pharmaceutical and biotechnology companies. For further information about

Patheon, please visit www.patheon.com <http://www.patheon.com/> or contact the company at info@patheon.com <mailto:info@patheon.com> or (905) 821-4001.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements: the Company’s ability to initiate a Phase 2a study of Cysteamine or Delayed Release Cysteamine in NASH patients in 2008, develop an oral formulation of 4MP, develop clinical assays for the oral formulation of 4MP and initiate a clinical trial for the oral formulation of 4MP in the second half of 2008. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent our forward looking statements from fruition include that we may be unsuccessful in developing any products or acquiring products; that our technology may not be validated as we progress further and our methods may not be accepted by the scientific community; that we are unable to retain or attract key employees whose knowledge is essential to the development of our products; that unforeseen scientific difficulties develop with our process; that our patents are not sufficient to protect essential aspects of our technology; that competitors may invent better technology; that our products may not work as well as hoped or worse, that our products may harm recipients; and that we may not be able to raise sufficient funds for development or working capital when we require it. As well, our products may never develop into useful products and even if they do, they may not be approved for sale to the public. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in our filings from time to time with the Securities and Exchange Commission (the “SEC”), which we strongly urge you to read and consider, including our Registration Statement on Form SB-2, as amended, that was declared effective on July 10, 2006 and our annual report on Form 10-KSB filed with the SEC on November 13, 2007, and our quarterly report on Form 10-QSB filed with the SEC on January 14, 2008, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in our reports filed with the SEC. We expressly disclaim any intent or obligation to update any forward-looking statements.

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For more information, please contact:

The Ruth Group

Sara Ephraim (investors)	Janine McCargo (media)
(646) 536-7002	(646) 536-7033
sephraim@theruthgroup.com	jmccargo@theruthgroup.com